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               [HAYNES AND BOONE, LLP LETTERHEAD APPEARS HERE]

                                                                     EXHIBIT 5.1

April 30, 1999



CellStar Corporation
1730 Briercroft Court
Carrollton, Texas  75006

Re:  Registration of Securities of CellStar Corporation on Form S-8

Gentlemen:

We have acted as special counsel to CellStar Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 2,000,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), that may be issued pursuant to the CellStar Corporation 1993 Amended and Restated Long Term Incentive Plan (the "Plan").

In connection therewith, we have examined (i) the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan and the granting of stock options thereunder; (iii) certificates of certain officers and directors of the Company; (iv) the Plan and the form of stock option agreements pertaining thereto; and (v) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Furthermore, we have assumed that the exercise prices of all stock options that may be granted under the Plans will equal or exceed the par value per share of the Common Stock. As to questions of fact material to this opinion, where such facts have not been
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CellStar Corporation
April 30, 1999
Page 2

independently established, and as to the content and form of the Restated Certificate of Incorporation (as amended), Bylaws (as amended), minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 2,000,000 shares of Common Stock covered by the Registration Statement which may be issued from time to time pursuant to the exercise of options duly granted or which may be duly granted in accordance with the terms of the Plan have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Plan and the related option agreements upon the valid exercise of options granted pursuant to the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption, "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP